UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2008

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MIDDLEBURG FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	0-24159 (Commission File Number)	54-1696103 (I.R.S. Employer Identification No.)

111 West Washington Street Middleburg, Virginia (Address of principal executive offices)	20117 (Zip Code)

Registrant’s telephone number, including area code: (703) 777-6327

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 17, 2008, Middleburg Bank (the “Bank”), a wholly owned subsidiary of Middleburg Financial Corporation (the “Company”), promoted Jeffrey H. Culver, age 40, to Executive Vice President and Chief Operating Officer of the Bank and Executive Vice President of the Company, effective December 31, 2008. Mr. Culver will also be performing similar functions as a chief operating officer of the Company.

In his new role, Mr. Culver will have management responsibility for the Company’s Operations, IT, HR and Risk Management departments and will coordinate all activities for Middleburg Mortgage/Southern Trust Mortgage and Middleburg Investment Group. Additionally, he will continue to lead the organization’s Strategic Planning.

Since joining Middleburg Bank in 2002, Mr. Culver had led the Company’s Credit Administration team and Strategic Planning. In August of 2008, he was given additional management responsibility for the Operations and IT departments. He also has served as a director of Southern Trust Mortgage Company since 2007. Before joining Middleburg Bank, Mr. Culver served as a Commercial Lender at Potomac Valley Bank and he also held retail management position at Peninsula Bank. In addition to his banking experience, Mr. Culver founded and managed a successful software company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDDLEBURG FINANCIAL CORPORATION
(Registrant)

Date: December 23, 2008	By:	/s/ Gary R. Shook

Gary R. Shook

President